THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MAY 28, 2020 / 12:30PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate PRESENTATION Operator Good day, and welcome to the Abercrombie & Fitch First Quarter Fiscal Year 2020 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time. I'd like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our First Quarter 2020 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our first quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and the reconciliation GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you, Pam. Good morning, everyone, and thank you for joining us today. During this unprecedented time, I hope that you and your loved ones are healthy and safe. What a difference 3 months makes! A great deal has happened since we last spoke. At the time of our fourth quarter earnings call in early March, the majority of our China stores had just reopened, and we were pleased with the start of our global spring selling season across brands. Since then, we have all been tested in ways that we could never have imagined, both personally and professionally. I always task every member of our company to team up and build up. This quarter, that proved more important than ever as our teams pushed boundaries, streamlined processes and found new ways to be effective. I've been impressed with the strength, perseverance, humility and creativity of our global teams and would like to thank you for your efforts and your resiliency, with an extra thanks to our distribution center and store employees. I believe that we've been able to successfully navigate during this challenging period due to our solid foundation, which has been fortified over the past several years through our transformation initiatives. These include: optimizing our global store network and square footage, investing in our digital and omnichannel capabilities, increasing the speed and efficiency of our concept-to-customer life cycle and improving our customer engagement. These initiatives along with our strong balance sheet have empowered us to be strategic with our business decisions, while keeping an eye on the long term to ensure that we emerge from this crisis stronger and better positioned. As a reminder, we began 2020 with $671 million in cash and cash equivalents on our balance sheet; digital sales of over $1 billion in 2019, accounting for roughly 1/3 of our annual revenue base and our 10th consecutive year of digital growth; 66% of our revenue base derived in the U.S. and 34% internationally; [854] (corrected by the company after the call) stores globally, with over 90% of our domestic locations and A&B centers and roughly 50% of our leases up for renewal on a rolling 2-year basis; and another successful year of global store network optimization, reducing global square footage by 4%, including the closure of 4 underperforming flagships. Fast forward into mid-March, by the time we closed our North American and EMEA stores, we'd already experienced the impact of COVID-19 on our consumer, employees and partners in China. While China only represented about 5% of our global revenues in 2019, we were able to apply key COVID-related learnings from the region to make informed decisions regarding reduction in demand, store closures and openings and work-from-home strategies, among others. As we transitioned to our new reality, we became hyper-focused on developing processes that push our previous comfort zones. We adjusted to the differing needs of our global customer base, pivoting our marketing message and tactics across channels to thoughtfully address their new normal while staying authentic and continuing to be there for them whenever, wherever and however they chose to engage with us. As stores closed, we leveraged our digital business. We quickly implemented necessary safety protocols at our global distribution centers and redirected product testing for stores to our DCs, all of which remained open and operational. Our team did a great job finding ways to optimize existing fulfillment capacity under revised operating procedures. And with roughly 90% of our orders typically filled through our DCs, our actions enabled us to have the inventory and expertise to keep up with the increased customer demand. Ultimately, we achieved 25% year-over-year digital sales growth in the first quarter to roughly $275 million, with customers responding to our work-at-home, play-at-home, stay-at-home messaging and product. While digital growth was already in the double-digit range from February through mid-March, trends accelerated across brands following the store closures and has further accelerated in May. As we leaned into our robust digital channel, we simultaneously embarked on a series of precautionary actions to further fortify our strong liquidity position. In March, we borrowed $210 million under our senior secured asset-based revolving credit facility, withdrew the majority of excess funds from our Rabbi Trust, providing an additional $50 million of cash and suspended our share repurchase program. In April, we furloughed all of our U.S. and a portion of our EMEA store associates and funded 100% of those eligible employees' health insurance premiums, and acted a temporary base reduction for VPs and a temporary reduction in the Board's cash retainer and temporarily reduced the work schedule for approximately 15% of our corporate associates. Beyond those publicly stated actions, we were and continue to be focused on managing inventories, extending payment terms and reducing our operating and capital expense structure. The positive impact of these actions will extend beyond Q1 to the remainder of the year. For inventories. When we closed our U.S. and EMEA stores, we were fully bought through Q1 and a portion of Q2. Having ended the fourth quarter with inventories current, in-store product was predominantly beginning-of-life spring assortments that could be sold through the summer. We 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call subsequently reduced certain orders that were not already in production, delayed and re-cadenced deliveries, reduced SKU counts and implemented pack-and-hold strategies. Towards the end of Q1, we also -- we restarted to ship from store in select locations to unlock in-store inventory. Regarding payment terms, I would like to start by thanking our vendors for their partnership and support. Since March, our cross-functional teams have tirelessly worked with our merchandise and non-merchandise vendors to find term extensions that are acceptable for all parties involved, while remaining cognizant that these are challenging times for everyone. And finally, on expenses. Rest assured that we are leaving no stone unturned. We have mobilized our entire organization, challenging every leader to take their budgeting process to the lowest level. We've evaluated thousands of operating spend line items, constantly questioning the definition of fixed versus variable costs. Through this process, we've removed roughly $200 million from the expense structure that we originally built for 2020, a portion of which will likely be permanent going forward. On capital expenditures, while we had carryover from last year and some spend in-flight already, we immediately paused on the majority of our real estate projects while protecting certain key technology investments. As a result, we now expect capital expenditures to be down roughly 50% from last year to approximately $100 million for the year. The sum of this work helped to dramatically reduce our cash burn despite the widespread store closures and a constrained global consumer landscape. While total sales were down 34%, we were able to maintain a solid liquidity position, ending the quarter with $763 million of liquidity, including $704 million of cash and cash equivalents and $59 million available under our ABL credit facility. Now turning to brand-specific performance. At Hollister, girls slightly outperformed guys. Our girl responded well to loungewear, including fleece and knit bottoms. Knit tops were also well received. We believe this speaks to our renewed focus on our proven playbooks with an emphasis on assortment architecture, SKU breadth, top 30 distortion with increased newness year-over-year and a critical eye on AUC investments. On the guys side, fleece tops, sweaters, sweat pants and active shorts were top performers. Our intimates growth vehicle, Gilly Hicks, also experienced very strong digital growth. Soft and cozy loungewear proved especially popular as did our seamless collection. The highlight of the quarter was the amazing launch of Gilly Active in the second week of April. We sold out of key styles within a few days and have had to pull forward to future deliveries to keep up with demand. Both Hollister and Gilly benefited from our marketing, which is laser-focused on the global high school student. As the world changed in March, we leaned into our connection with our customer. We immediately launched a countrywide teen panel to better understand their mindset as the impact of the virus unfolded. We also rolled out a series of customer-centric strategies to ensure that our broader community continues to feel connected and engaged during the pandemic. This included Virtual Prom, our first virtual-only event where over 70,000 teens around the country, including our Ultimate Prom contest winner, Eagle Rock High School, celebrated together from home. In addition, we also ramped up our TikTok content with quaran fun trends and light-hearted posts to make our teens smile, and further tapped into our brand agent program, documenting their outfitting and how they have been spending their time. Tune ins for the prom were above expectations, and performance across social continues to grow each week, exceeding goals and benchmarks. At Abercrombie, similar to Hollister and Gilly, soft and cozy product, such as fleece and knits, resonated. In adults, women's continued to outperform men's, with both responding well to the softAF collection, which is in the sweet spot of the comfortable dressing trend. While quarantined, she shops as an activity, updating her work-from-home wardrobe with body suits and Curve Love denim while she also -- while also buying dresses in anticipation of the quarantine lift. It is worth noting that despite the store closures, women's had several positive comping categories for the quarter, including knit tops, jeans and skirts. On the men's side, we had a very strong jogger business, which aligned with our customers' "comfy" mindset. For kids, product successes were in categories that support their new, stay-at-home lifestyle, including cozy and lounge categories, such as fleece tops, sweat pants and sleepwear as well as summer essentials, including shorts and swim. As our A&F adult and kids lives quickly shifted, our marketing team shifted with them, meaningfully reducing lead times for content creation and live-to-customer campaigns, while driving new marketing that closely aligned with their current situation. For adults, we offered multiple social-first content series, including in the living room with Abercrombie, curated Spotify playlists and campaigns showcasing our employees navigating their 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call new social distancing normal. In addition, we worked with our powerful influencer network to create and amplify updated content and are continuing to apply learnings from our employee sounding board, which provides real-time insights into what a post-COVID life resume may look like. At kids, we are talking to both our kid and their parent and have created content and storytelling to help navigate the unique challenges of home schooling in a positive and optimistic light that aligns with our play is life motto. Throughout the quarter, we also continued our important ESG work, ongoing care, support and empathy for our global employees and partners. In April, we announced our partnership with thredUP, the world's largest fashion reseller. This partnership allows customers to send in clothing from any retailer for e-gift cards to be redeemed across our brands. It also reduces waste and supports our commitment to the UN Global Compact. We've continued our ESG efforts by further diversifying our Board with 2 new members. So that gives you an idea of where we have been and what we've been up to in the first quarter. Let's move on to where we are going. As stores have opened, our customers have begun to reengage in person. As of yesterday, we had 409 locations in operation globally, where the customer can cross the threshold and shop, representing 48% of our base. By region, in the U.S., we have 285 stores open or 45% of the base. In the EMEA region, we have 79 stores or 56% of the base. And in APAC, we have 40 stores open or 82% of the base. We continue to follow government mandates regarding the timing of openings and necessary in-store precautions, with the health and safety of our customers, store associates and the broader communities remaining a top priority. We hope to have the large majority of our store base open by the end of June. Similar to what we experienced in China in the first quarter, we are seeing steady improvements as our U.S. and EMEA customers become more comfortable shopping in stores. Although we are earlier in the opening cycle in both regions and stores are largely operating under limited hours, we are encouraged by recent results with the customer returning to stores at an even quicker pace than in China. Store traffic has been steadily building week over week. We're experiencing a broad range of results in stores that are open, with some experiencing sales trends that are above last year's levels and others below. As of Monday, since reopening stores in the U.S. and the EMEA regions, which are 2 of our largest markets, sales productivity is at 80% and 60% of last year levels, respectively. For reopened stores, with Hollister outpacing the higher digitally penetrated Abercrombie. As our store business continues to register daily improvements, our quarter-to-date digital business has further accelerated from April levels with the U.S. and EMEA regions experiencing similar growth trends. Across stores and digital, our customers are responding well to our warm weather assortments, particularly girls' shorts and bare tops at Hollister,and women's Curve Love shorts at A&F and shorts for guys across brands. Looking ahead, as we have done since COVID-19 first emerged, we will continue to obsessively gather information to ensure we are making well-informed decisions. We feel great about positioning of each of our brands as we enter this next phase. However, we are mindful of the unpredictable nature of the current situation and have taken a cautious approach to managing our business and conserving our cash position. We will continue to tightly manage inventory, while maximizing our ability to chase as we learn more about the trend each day. We will stay flexible on promotions, balancing brand health, inventory sell-through and a competitive environment. And we will continue to drive expense savings and flexibility, so our business can thrive at different levels of sales. Before I turn it over to Scott, I would like to end my view -- with my view on the consumer landscape. I spent my entire career focused on apparel retail. I've been through many cycles, and what we are experiencing now is truly unprecedented. While there is no road map, there's one thing I know for sure: Crisis has a way of accelerating change. The retail landscape will look dramatically different by the end of this year with significant rationalization as players exit the market. Our recent strategic and process-driven pivots have accelerated new ways of approaching our business both inside our 4 walls and with our customer, driving near-term results and longer-term benefits. Through it all, our customer remains highly social and highly engaged, which is a testament to our brand positioning and to our collective efforts. As I reflect on this and how quickly our teams pulled together and adapted, I am confident that we are well positioned to not only survive, but to thrive. And with that, I will turn it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. Due to the circumstances surrounding COVID-19, we will not be providing comparable store sales metrics or a forward outlook. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Now on to first quarter results. Net sales of $485 million were down 34% to last year, primarily driven by store closures in the U.S. And EMEA from mid-March through the end of the quarter. This was partially offset by digital growth of 25%, with similar growth rates across brands. Sales results included a $7 million adverse impact from FX. By brand, net sales were down 36% for Hollister and 30% for Abercrombie. The disparity between the 2 reflects the higher digital penetration of the Abercrombie brand. By region, net sales were down 31% in the U.S., 35% in EMEA and 51% in APAC. While most of our China stores reopened by early March, traffic and sales were below prior year levels. Across the rest of the APAC region, we saw intermittent closures in Japan, Singapore and Korea. Our gross profit rate of 54.4% was down 610 basis points as compared to last year. We had approximately $15 million or 300 basis points of charges to adjust down the carrying value of inventory, which now align seasonally with last year, and a 30 basis point adverse impact from FX. The remainder of the decline was primarily due to strategic and targeted promotions. I'll now cover the rest of our results on an adjusted non-GAAP basis. Excluded from our non-GAAP results this year are $43 million of asset impairment charges that we believe are principally attributable to COVID-19. These charges adversely impacted results by $0.62. There were no exclusions last year. Adjusted operating expense, excluding other operating income, was $430 million as compared to $472 million last year, with significant deleverage due to the impact of COVID-19 and lost sales from temporary store closures. Stores and distribution expense decreased on a dollar basis, driven by a decline in store payroll and store occupancy, partially offset by increased shipping and handling expense related to higher digital sales. Marketing, general and administrative expense was down on a dollar basis, driven primarily by reductions in certain expenses related to the company's transformation initiatives and lower marketing expense. Regarding store occupancy, we continue to hold conversations with our landlords to find a mutually beneficial and agreeable path forward. As we look to year-end, we have a couple of hundred leases coming due. Every year, as part of our global store network optimization initiative, we close a group of stores. This year should be no different. As we have stated before, we are willing to walk away from any location if we cannot get terms that work for us. The disruption we have seen from the pandemic only reinforces this perspective. As Fran has said many times, stores matter. We believe that delivering an amazing omnichannel brand experience is a winning formula for retail. That said, we need our stores to be the right size, in the right location, at the right economics. We'll have more to share on real estate as we move through the year. Adjusted operating loss was $166 million compared to $27 million last year and included a $3 million adverse impact from FX. Adjusted net loss per diluted share was $3.29 compared to $0.29 loss last year or $0.32 on a constant currency basis. Adjusted net loss per share this year reflects adverse tax impacts of $91 million or $1.45 per diluted share related to valuation allowances of deferred tax assets and other tax charges, including the establishment of valuation allowances in certain jurisdictions during the first quarter related to the significant adverse impacts of COVID-19. This ultimately gave rise to income tax expense on a pretax loss and an adjusted effective tax of negative 21%. We ended the quarter with total inventories down approximately 1% to last year. Higher inventory on hand was offset by lower in-transit inventory reflecting mitigation actions taken in mid-March related to store closures as well as disruptions across the supply chain. Today, all of our manufacturing partners are up and running, although some at limited capacity. Given our broad network, we have been able to pivot when necessary to mitigate unwanted gaps in our assortments. Our balance sheet remains strong. We ended the quarter with cash and cash equivalents of $704 million and total liquidity of $763 million. Prior to the store closures in mid-March, we repurchased approximately 1.4 million shares for roughly $15 million. We also paid approximately $13 million in dividends during the quarter. Share repurchases and dividends are currently suspended. Given our strong liquidity position, we view the suspension of these programs as temporary and precautionary. We will continue to review both throughout the year. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call We remain focused on managing inventory and expenses with a goal of maximizing liquidity to give us flexibility for the fall and holiday seasons. We have a lot to learn about how the customer will respond to the gradual reopening of the countries we operate in. We are with them on this journey and are cautiously optimistic about the future while cognizant of the inherent uncertainty. I would like to end by echoing Fran with a big thank you to our global teams. And for those listening to the call, I hope you are all safe and healthy. With that, operator, we are ready for questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And we'll take our first question from Susan Anderson with B. Riley FBR. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst I was wondering if maybe you could give some more color on Asia. I mean, what -- the ramp-up that you saw there, the stores had opened. And I guess, are all the stores open there right now? And then how did the online business perform during that time? And then also, it seems like you said that maybe dresses had started to increase. Are you starting to see those fashion items now come back as things start to open? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, Susan, I'm actually going to answer your questions in reverse. So let's start with some of the categories that are performing. So as we all know, it has been a challenging couple of months, and I believe that our team has done a terrific job helping us manage through that. We saw some very significant things in our business, especially our digital business, during this period of time. So let's start with the trends. In Abercrombie, we did mention we actually had some positive categories, those being jeans, knits and skirts, which is very interesting, while the stores are closed. It really shows the strength of that brand momentum we had coming out of the fourth quarter. The dress conversation is interesting as we stayed very close to our customer, what we're hearing from her is that she was shopping and getting ready for her post-quarantine opportunities in order to dress up. And in fact, they were even dressing up while they were on their Zoom calls and being social with their friends. That really speaks to who that customer is. So yes, we are seeing fashion happening across all brands and genders. Heading back up to the top of your questions, I'll kick it off, and I'll hand it over to Scott. So regarding the APAC region, we had to ebb and flow through the quarter with APAC. So as most of the stores in China were open, we experienced some closings in other parts of APAC, such as Japan and Singapore. So with that, I'll hand it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Just a reminder, APAC was about 10% of our business in 2019, 1/2 of that was China, 1/2 of that was the rest of the APAC countries. So while China came back online and started to ramp throughout the quarter, we did see sequential improvement as we moved throughout the quarter and continue to see that into May. Now the other side of the APAC region, when you think about Japan and Singapore, those countries have been closed since, I think, late March into early April and remain closed today. So it's a little bit of a tale of 2 worlds in APAC. The exciting part is, if we think about the other 90% of our business. And as Fran mentioned, turning our stores back on in the U.S. and EMEA is a great achievement and a big step forward for us. Seeing the performance that we've seen for those stores that have been open in the U.S. at 80% of last year's productivity and in EMEA at 60% of last year's productivity is a good start, slightly above our expectations coming in, and based on what we saw in APAC or China, whenever we reopened those stores. So a good step forward and all the while, our digital business continues to perform very strongly. So a good start, and optimistic for the rest of the summer as we continue to see more open. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. That sounds very positive. And if I could just follow up on just the inventory and the promotional environment. In second quarter, are you expecting it, I guess, to be worse versus first quarter as the stores have to clear the inventory? And then also, I'm not sure if you could give any color on just how much you are able to pull back on inventory in second quarter? And then also what you're thinking about for the back half? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Just like Fran, I will answer these in reverse. So let's start with Q2 and what we were able to do. So whenever we pressed the button to close the stores back in mid-March. The day after, we rallied our teams across merchandising, planning and sourcing, to figure out the plan for going forward. So we made great strides in reducing orders, reducing SKU counts into the summer, understanding which items are going to live longer and how we re-cadence the floor set. So made great progress on that. And so to the point, we ended our quarter with our inventory down 1%. There was a bit of a charge in there for inventory as we had to write down the carrying value of some older inventory, but a small piece of our inventory in the grand scheme, and optimistic about where we are going forward. In terms of the promotional environment. It was initially very promotional out there when people were leaning on the digital business. We are interested to see, I don't think anyone really knows what's going to happen here as we go into Q2 and the stores reopen. We've been lucky enough to have a very strong digital business to keep our inventory flowing from the minute that we closed stores. So with our inventory down 1% coming into the quarter and our on-order in a good place, we feel good with our inventory position. That said, we are going to tightly manage our inventory as we go into the summer, into the back half of the year and make sure that we're in chase mode. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. Nice job managing the quarter and good luck as you work through second quarter and just stay safe and healthy. Operator We'll next go to Dana Telsey with Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer (inaudible) cost reduction. And as you had mentioned before, Scott, that every cost is variable now, how do you think about store staffing going forward? Do you need the same number of employees going forward as you had in the past? And is that an opportunity for expense reduction? And then I believe that AUCs were also an opportunity for this year. Still continue to see that? And just, say, lastly, on DTC. What are you seeing on the expense side? And curbside pick up any opportunity for you? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO All right, Dana. I'll grab that 4-parter and -- but lets start at the top. So cost reduction. Yes, we were able to take about $200 million out of our OpEx plans for the year versus where we were coming into the year. And store staffing is an interesting one. We're -- I think we are learning across the industry for those brands like us that have reopened, trying to understand what the new normal is because there is certainly nothing like the old normal with reduced footfall in the stores, whether it's from demand or limiting the amount of people in the stores. And that's something that would say, hey, maybe you can pull back on your store payroll. But you also have additional cleaning, you have additional customer touch points that you need to bring a whole different experience. So not -- I don't have an answer for you today, but it's something that we are learning, and we'll continue to learn with every store opening as we go through the country. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll take part two, Dana. So AUC you asked whether or not we still see it as an opportunity. And the answer to that question would be, yes, most likely, we do. We entered the year with a really renewed focus on our assortment architecture, as we've discussed, particularly in the Hollister brand and the AUC benefit we saw throughout the first quarter. As we head into the back half, as Scott mentioned, we are in chase mode. We believe that there will be opportunities out there as we monitor the business literally on a daily and weekly basis, when we really could see some normalization of the demand out there. And we would expect that AUC would still be an opportunity in the back half. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. And just on -- one more thing on AUC. If you think about the commodity situation out there, it's weak, which is good for the retailers with cotton and oil where it is. And then the supply-demand imbalance. So like Fran said, we hope to be in chase mode. And depending on performance across the space, if there's capacity out there, hopefully, that will equal lower AUCs for us. And then moving on to the last piece here, DTC, what, expenses in the curbside. So curbside, we've been testing it. That kind of came out of nowhere for us and not something that was a core competency for the company. So we're living and learning through that and trying to figure out the best way for us to operate, a little tougher whenever you're in an internal mall situation versus having a kind of a stand-alone store. So we're living through that, and we'll have more to come as we move towards the back half. On DTC, specifically, we did see a rise in shipping handling expense that came along with the sales. We have tried to mitigate as much of the expense there as possible. I don't think we've seen significant rate increases across the industry. I think we've all read the articles from FedEx and UPS. It's just the sheer volumes that are out there. So we have seen some delays here and there and some capacity constraints. But I think the whole retail environment in the U.S. is living through that right now. Operator And we'll move on to our next question from Kate Fitzsimons with RBC Capital Markets. Unidentified Analyst This is Jared on for Kate. I guess, I was curious about -- you mentioned productivity in the U.S. at 80% versus 60% in EMEA. I was curious if you could give a little more color on the delta there. Is that just due to the cadence of the reopening, maybe being a little bit earlier in some regions? And also, if you could share some color by brand, that will be great. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Jared, I'll grab this one. It's hard to say. We -- it's hard to say how each city, country, county in the U.S., country or a piece of the country outside of the U.S. is going to respond to these reopenings. Our performance has been all over the map, I would say. We have some stores that are very strongly positive to last year, and we have some stores that are down to last year in a strong way. So we -- our goal is to deliver a safe shopping environment, and that's what we're focused on. The great thing is we remain very engaged with our customers across these regions throughout the closures, through our digital business as well as our social channels. So we're ready to take them back in. Each person has an individual mindset when it comes to COVID and how they're going to respond and how quickly they're going to go back out there. And so we are -- we're there for them in a safe way whenever they're ready. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director But just to underscore too, Jared, as we mentioned a little bit earlier today, our digital business continues to be very strong. We've built a strong foundation in the past couple of years for digital and for our omni capabilities. And as we've leaned into that, we've seen a nice acceleration even with the stores opening, we continue to see an acceleration in that digital business. Operator We'll next go to Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate A follow-up on some prior questions. Considering your favorable inventory position and the good momentum you have quarter-to-date into May, as I think about your trends directionally, do you believe gross margins can sequentially improve and that the worst is behind us? Or do you anticipate greater declines ahead in a promotional backdrop and with online sales accelerating? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, Tiffany, great question. And what we're trying to do is de-risk future gross margin issues. We want -- we took a bit of an inventory charge to help clean us up coming out of Q1. We've taken out receipts. We've re-cadenced certain items. We actually put a pack-and-hold program in place at the minute this happened for some of the more basic, longer-life items. And the great thing is we've had to unpack some of those items back out of the virtual boxes. So we've made good progress on inventory. We're not giving a forward-looking outlook on gross margin, but our expectation is that the inventory management process that we're going through will help de-risk that gross margin impacts go forward, and that's our goal. Operator (Operator Instructions) We'll next go to Mark Altschwager with Baird. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst I hope everyone's doing well. So you talked earlier, you have a lot of lease flexibility over the next 2 years. Curious how your views on the pace of store closures has changed at all as a result of the crisis. And then you've also outlined a road map for addressing the flagships. Curious if there's any update on that front specifically and how those conversations have evolved over the last few months. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Mark, thanks for your sentiment, and I hope all is well with you and your family, too. As far as your first question goes on leases. So we started this journey, as you know, several years ago, and we really are focused on optimizing our square footage. We've made nice progress in the past few years. Particularly in 2019, we reduced by an additional 4%. As we go forward, we are rethinking it, but we're really still on the same path that we've been on, which is that our sales in the stores relative to our reduction in our square footage have to be commensurate. So today, it's hard to say, right? We have a reduced -- significantly reduced sales happening in the stores, and we have to understand at some point when those come back to some level of normalcy and what that new normal level looks like, but we have very strong guidelines and principles that we drive every year when we negotiate our lease stack. And those principles, if they were under a microscope before, they're probably under even a tighter microscope as we go forward. With that said, we are currently negotiating. We are in a nice position because we have several hundred leases coming up at the end of this year. And over the next rolling 2 years, we have 50% of our leases coming up. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call In the end, I will say, we believe in stores and stores matter. You need stores in order to drive an omni business, which is our goal, but those stores have to have the right size, right location and right economics, and that is exactly where we are focused. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, on the flagship, Mark, no update there. We remain connected with our landlords and having similar discussions with our flagship landlords as we are with our mall-based landlords. So nothing further to provide there. We have our slide in the investor presentation that just summarizes the forward-looking lease expiration cadence. Operator We'll next go to Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst I wanted to dig a little bit more into the expense structure. I think you mentioned you took $200 million out of the planned cost for this year, and some of that was permanent. Can you maybe elaborate a little bit more on the cost reductions you took and what we should think about coming back into the expense base? And then just along with same lines in 2Q, just any more thoughts you can give around the level of decline? Or how we should think about the rate of decline given that some of the expenses you took were kind of at the end of 2Q, but now some of that comes back into the base? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the expense structure, we -- you learn a lot whenever you come into a crisis, like Fran mentioned earlier. And we took our expense planning down to the lowest level, I mean, looking at literally every penny that is going out the door in the business because that's what we needed to do. It was a quick pivot to cash and liquidity whenever the store closures happened, and we quickly mobilized every leader across the organization to go through that process. We were able to pull about $200 million, like you mentioned, out of our beginning-of-year plans. It's really across the business. There's store payroll as we furloughed employees. We see some store occupancy savings, but we've also seen savings literally across every department in the business. As we think about going forward, this excites me and excites Fran because as the business comes back and we return to hopefully some level of normal in the future, the goal is to shift anything that we've been saving that was more of that noncustomer-facing spend and shift some of that spend, likely not all of it, to customer-facing spend that we can kind of restart the growth engine. So happy with the progress we've made. The search is not over. We're going to continue on this process and manage the expenses to the penny. We have a good DNA there. We've been on this path for years and have outlined some new good processes across the company and have learned a lot about the expense structure. Q2 level of declines in expenses, not giving forward-looking outlooks for Q2, but the key is to take those expenses as low as possible, continue to kind of rebuild that cash balance in the balance sheet and run the business as lean as possible, with the goal of protecting digital marketing is one of the biggest things we want to protect here because we want to continue to engage with that customer, because those people like us that have some flexibility and strong liquidity and can invest through these periods and can engage with the customer through these periods should come out stronger on the other side. So while we play defense financially on the balance sheet, we want to play offense whenever it comes to being in front of the customer. And that's our goal, and our liquidity enables us to do that. Operator We'll move on to our next question from Marni Shapiro with Retail Tracker. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Marni Shapiro - The Retail Tracker - Co-Founder It's so nice to hear your voices, and it was a pleasure being in your store yesterday, I'm not going to lie. (inaudible). Can you just talk a little bit about the stores and how you're thinking about inventory actually? I noticed the inventories were very clean, particularly in Abercrombie. I know you've been shipping from stores. So as you open the stores, how are you balancing, still shipping some stores, which I know is a little bit more costly? And when or I guess, how are you going to start to ship newness into the stores? Because not all the stores in the malls are open, they're open regionally. I'm curious how you balance a mall that would probably be on sale with giving her newness that she's going to crave. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Marni, I'm glad to hear you were back in stores. I actually found myself in our local mall this weekend. And to your point, it was certainly nice to be back in the stores and for me to see my team in action and see how well they are doing through this whole crisis. Really appreciated everything that they did and are doing for us. As far as shipping newness into the stores, we've already started to do that. So Scott mentioned earlier that we had a really pretty impressive inventory management process that we dove head first into when we closed our stores in mid-March. The teams were able to think about what they had in, which, fortunately, for us, was actually new, very wear-now spring/summer products. So we had shorts and t-shirts and swim things of that -- those types of categories in. We looked at on forward -- the go forward on-order and without canceling anything that was in process, anything that was on the lines, we did not cancel, but we could re-cadence that future on-order and understand how it worked with our current on-order. And the teams did a terrific job with that. That's why the stores looked fresh to you and the newness is currently rolling in. As far as balancing the ship from store. I'll pass this one over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, on ship from store. We did start using ship from store a little bit later in the quarter to start moving some of that in-store inventory. Before that, we have inventory in our DCs, we were ready to fulfill that demand. We normally fulfill 90-ish percent of our digital demand through our distribution center. So we were ready and able to fulfill that demand that we were seeing. So ship from store is a piece, like you said, it's expensive. We only want to use it in certain situations, tilting more towards that full price product. So we continue to kind of tune the dials there on how we're using ship from store. But it is a -- it's certainly a puzzle for all of us to figure out as we go through the second quarter to make sure that we're clean in stores, but also delivering newness. I think you nailed it in this series of questioning, and that's what we're working on. Operator We'll take our next question from Dylan Carden with William Blair. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Just curious, in the spirit of sort of things change coming out of the crisis, your online business is already growing well ahead of your retail. Just sort of what your thoughts are on how much of that coming out of this is more permanent as per sort of where the digital penetration ultimately rests and what that means maybe for long-term considerations around margin and product? And then Scott, also just curious if you're having any conversations at this point about the term loan maturity next year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. Let me kick it off with the DTC business. So Fran mentioned it a little bit earlier, but I'll kind of twist it a little bit differently. It's the formula that we've talked about in the past. So for us, digital penetration has been growing 200 or 300 basis points per year, year after year. And we've 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call been trying to take out that much or more in square footage in store occupancy. So this year, I mean, it's truly the question, Dylan, and we have the same question, where is that digital business and that penetration going to end up once we kind of settle into a new normal. I don't think anyone really knows, but we are able to react with our flexible lease stack. So if this is the year, that it spikes up 700 basis points or 1,000 basis points, we have over 200 leases coming due at year-end, and we'll have to take out more square footage to match that 700 basis points or that 1,000 basis points. So we're in a good place. We have the flexibility to be able to adjust the new learning once we understand that towards the back half. Ultimate penetration, again, we don't know. We have that flexibility, and we're going to be there with our customers as they continue to take us online. The math -- that's how the math works, is how we think about it. You have to take out that occupancy to fund that variable expense of the shipping to the customer. So no change there. Term loan conversations, at this point, we have nothing to talk about there. With our liquidity position coming into the COVID situation and current, we've been able to be kind of measured -- more measured in this area than most. We're tracking the market. We understand what's happening out there. There's certainly been a lot of action in the debt markets. And we, at this point, have been on the sidelines as we have a good capital structure and a good liquidity position. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst And just one follow-up to that. Some companies are talking about sort of the percent of customers they're seeing online that are new to brand. I don't know if you have a way to measure that, maybe through the loyalty program. But are you seeing sort of similarly high volumes of newer customers, particularly considering everything you're doing with digital marketing? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Nothing to provide there with specifics. We are seeing new customers come to the brand. We like to think that that's -- there's more customers that are migrating out of store online. And the fact that we've been protecting our digital marketing, hopefully, they're finding us and coming to us, but it's something that as the dust settles here and we start to reopen stores, we have a pretty rich data set to understand store-only shoppers, how do they migrate? New shoppers, how do they find us? Are they finding us on DTC? And then do they turn into an omnichannel customer? So I'm pretty excited from the data and analytics side of this that we're going to learn a lot over the next couple of months in understanding how these customers kind of ebb and flow with us through the closures. Operator We'll next go to Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Just a couple of questions. First of all, as you said clearly that digital was accelerating April into May, what's your thought there in terms of as the store productivity improves and more stores open, should we think that, that will continue because people are shopping more online now? Or just maybe some qualitative thoughts around the digital channel and what we should expect the trends looking forward or what you're thinking about? And Fran, in terms of Europe, you were in the process of readjusting your assortments there. And I just wonder if you think the productivity lag versus the United States might have something to do with that or if you think it's all just macro? And lastly for Scott, on SG&A, you had a nice reduction in your store and distribution expenses in the first quarter. Should we expect more? Or I know you said everything is variable, but is there a lot more opportunity there as we look forward? 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I will kick off first with the DTC question. It's similar to what -- the theory that Scott just went through. We have seen nice acceleration on the foundation that we built going into this period. It was nice to have that digital business, and the acceleration, certainly was very positive for us. The answer to the question is, candidly, we're really not sure at this point. We have seen additional acceleration in May, even though we have almost 50% of our stores opened. So as we continue to really engage with this consumer, as you know, we're very close to our customer. And as Scott mentioned, we've spent money on digital media to make sure that we continue to stay engaged with them. They're going to take us on the journey. The best news is that we are flexible and we are able to ebb and flow depending upon how high that digital penetration gets, and then we can work through our store base and make sure that our store base is commensurate with that business. So more to come on that. Regarding the assortments, I would tell you, I think that's a macro issue. I think it's essentially, we're reporting on stores that are open to date. So we're seeing a wide variety, even amongst North America as well as EMEA, depending upon how hard that particular state, country or region got hit by the virus. So I would tell you that the assortments across the board are working similarly. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO And the DTC business in Europe has been very strong, just like -- since we've closed the stores. So it's a little bit of a double-edged sword here. So on the DTC side, I would say, the assortments are working amazingly well. And then on the store side, like Fran said, I think it's just a reaction, country by country. Some of these countries like Italy, very different situation than it was here in parts of the U.S. with the lockdown, much more serious than -- it was much more like New York, I would say, than it was in some parts of the U.S. So the reaction and the coming out of these lockdowns is just going to be different across the world, and we're living and learning each day. The last piece on the SG&A. Some of the big chunks that we saved in Q1, we had some occupancy saves for some of those stores that were on percentage rents, we saw some saves since the stores were at 0. And then on the store payroll side, we had some nice savings there as we were able to furlough our employees. So I'm hopeful that we don't see some of those saves in Q2 because as we reopen the stores, we want to -- we bring these people back on board. It's been a good reaction so far from our workforce to get back at it. And we want to see some of that expense come back on because it's going to bring top line with it. So more to come in Q2 as we slowly have these stores coming back on a rolling basis. Operator (Operator Instructions) And we'll next go to David Buckley with Bank of America. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst On the sales productivity levels that you shared for reopened stores, just want to clarify, does that include digital demand? Or is it stores only? And then on the pack-away inventory, what categories are you utilizing this for? And what percentage of your total inventory have you packed away? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, David. On the productivity side, this is stores only, so it does not include any kind of digital demand, that's the halo around that. And then on the pack-away inventory, categories, think about the more basic long-lived items, so you think about some shorts, some more basic t's. That's the kind of stuff that we initially packed away. It's a small piece of our inventory, and luckily getting smaller every day as we start to unpack some of those items based on meeting it through demand. So more to come there, but we'll kind of keep track of that as we go quarter after quarter. But goal is to get rid of all that pack-away and sell it to our customers now and come in fresh next year. But this is just one of the many pieces that we have in our toolkit to manage the inventory and make sure we kind of de-risk that margin like we talked about earlier. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 28, 2020 / 12:30PM, ANF - Q1 2020 Abercrombie & Fitch Co Earnings Call Operator And it does appear we have no further questions in the queue at this time. I would like to turn the conference back over to Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just want to say thank you to everyone who joined us today on the call, and thank you, once again, to our global team for all of your hard work. I hope everyone stays safe and healthy and enjoys their summer. Operator Thank you. And again, ladies and gentlemen, that does conclude today's call. We do thank you for your participation. You may now disconnect. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2020, Thomson Reuters. All Rights Reserved. 13166229-2020-05-28T23:10:38.137 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.